Registration No. _________

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                        ______________________________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                        ______________________________________

                          WEST PHARMACEUTICAL SERVICES, INC.
                  (Exact name of issuer as specified in its charter)

             Pennsylvania                              23-1210010
             (State of Incorporation)                  (I.R.S.     Employer
                                                      Identification No.)

             101 Gordon Drive
             Lionville, Pennsylvania 19341
             (Address of Principal Executive Offices) (Zip Code)

                          WEST PHARMACEUTICAL SERVICES, INC.
                      1999 NON-QUALIFIED STOCK OPTION PLAN FOR
                                NON-EMPLOYEE DIRECTORS
                               (Full title of the plan)

                              John R. Gailey III, Esquire
                              Vice President, General Counsel and Secretary West Pharmaceutical Services, Inc.
                              101 Gordon Drive
                              Lionville, Pennsylvania  19341
                              (Name and address of agent for service)

                                    (610) 594-3319
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
                                         Proposed     Proposed
           Title of          Amount       maximum     maximum
           securities         to be       offering    aggregate   Amount of
           to be            registered    price per   offering   registration
           registered           (1)        share (2)  price (2)      fee
           ------------------------------------------------------------------
           Common Stock,
           par value
           $.25 per         125,000
           per share         shares        $32.81     $4,101,250  $1,140.15
           -----------------------------------------------------------------

          (1)This Registration Statement also registers such additional indeterminate number of shares of Common Stock or other securities as may become issuable by reason of the anti-dilution adjustment provisions of the 1999 Non-Qualified Stock Option Plan for Non-Employee Directors.

          (2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities
              Act of 1933 on the basis of $32.81 per share the average of the high and low prices of the Company's Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on May 17, 1999.

          Item 3.  Incorporation of Documents by Reference.

                The Company's 1998 Annual Report on Form 10-K for the year ended December 31, 1998 (Commission File No. 1-8036), and the Company's Report on Form 10-Q for the quarter ending March 31, 1999 (Commission File No. 1-8036) have been filed with the Securities and Exchange Commission and are incorporated herein by reference.

                All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

          Item 6. Indemnification  of Directors and Officers

                The Company maintains a policy of insurance under which the respective directors and officers (as defined therein) of the Company are insured subject to specified exclusions and deductible and retention and maximum amounts against loss arising from any civil claim or claims which may be made against any director or officer (as so defined) of the Company by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or wrongfully attempted or alleged to have been done while acting in their respective capacities.

                Section 8 of Article II of the Bylaws of the Company provides that a director shall not be personally liable for monetary damages for any action taken on of after January 27, 1987, or for failure to take any action on or after such date unless (i) the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors Liability Act (Act 145 of 1986, P.L. 1458), relating to standard of care and justifiable reliance, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of Section 8 of
          Article II shall not apply to (i) any criminal statute, or (ii) the liability of a director for the payment of taxes due to local, state or federal law.

                Article IV of the Bylaws provides that the Company shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company or serving as at the request of the Company as a director, officer, employee or agent of another entity. Such indemnification shall be against all expenses, judgments, fines and amounts paid in settlement of such proceedings to the extent that such person has not otherwise been indemnified and the power to give such indemnification has been granted by statute. For this purpose, the Board has the power to buy and maintain insurance at the Company's expense. Payment of expenses may be made to an indemnified person prior to the final disposition of an action.

                The Pennsylvania Directors Liability Act and the Pennsylvania Business Corporations Law authorize the indemnification set forth above if the actions of the person to be indemnified did not constitute willful misconduct or recklessness or, in the opinion of the Company, self-dealing. The character of the conduct of the person to be indemnified shall be determined by members of the Board not parties to such litigation, independent counsel or the shareholders of the Company. The obligation of the Company to indemnify a director, officer, employee or agent under Article IV constitutes a contract between the Company and such person, and no modification or repeal of any provision of Article IV will affect, to the detriment of the director, officer, employee or agent such obligations of the Company in connection with a claim based in any act or failure to act occurring before such modification or repeal.


          Item 8. Exhibits.

                The following exhibits are filed herewith:

          Exhibit No.                 Description

             5             Opinion of General Counsel regarding

                           legality of securities being registered.

             23(a)         Consent of PricewaterhouseCoopers LLP


             23(b)         Consent of General Counsel
                           (contained in opinion filed as Exhibit 5)

             24            Powers of Attorney

          Item 9.      Undertakings

             1.     The undersigned registrant hereby undertakes:
               (a)  To file, during any period in which offers or sales are
                    being   made,  a   post-effective  amendment   to  this
                    registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect  in the prospectus any  facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the
                         "Calculation of Registration Fee" table in the effective registration statement;

                    (iii)     To  include  any  material  information  with
                              respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         Provided,  however,  that  paragraphs  (a)(i)  and
                         (a)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 and Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c)  To  remove  from  registration  by  means  of  a  post-
                    effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lionville, Township of Uwchlan, Commonwealth of Pennsylvania, on the 18th day of May, 1999.

                                       WEST PHARMACEUTICAL SERVICES, INC.



                                       John R. Gailey III
                                       Vice President,  General Counsel and
                                       Secretary

               Pursuant to the requirements of the Securities Act  of 1933,
          this  registration  statement  has   been  signed  below  by  the
          following persons in the capacities and on the dates indicated.

                  Signature                Title                Date
                                 Chairman and
          -------------------    Chief Executive Officer
          William G. Little     (Principal Executive Officer   May 18, 1999


                                 Senior Vice President, and
          -------------------    Chief Financial Officer
          Steven A. Ellers      (Principal Financial Officer)  May 18, 1999

                                 Vice President and
         --------------------    Corporate Controller
         Anna Mae Papso         (Principal Accounting Officer) May 18, 1999

        /s/ Tenley E. Albright   Director

        /s/ John W. Conway       Director

        /s/ George W. Ebright    Director

        /s/ L. Robert Johnson    Director                    By:
                                                          ________________

        /s/ William H.Longfield  Director                 John R. Gailey III
                                                          Attorney-in-Fact
        /s/ John P. Neafsey      Director                 May 18, 1999

        /s/ Anthony Welters      Director

        /s/ J. Roffe Wike, II    Director
        /s/ Geoffrey F. Worden   Director


               Powers of attorney authorizing John R. Gailey III to execute this Registration Statement, and amendments thereto, for each of the directors of Registrant on whose behalf this Registration Statement is filed, have been executed and filed in Exhibit 24 to this Registration Statement.



                                    Exhibit Index



                                                                 Page
          Number of
          Exhibit No.            Description                Registration
          Statement


             5             Opinion of General Counsel                  7


             23(a)         Consent of PricewaterhouseCoopers LLP       8


             23(b)         Consent of Corporate Counsel
                           (contained in opinion filed as Exhibit 5)


             24            Powers of Attorney                     9 - 17